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                                Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated June 9, 1999, with respect to the consolidated financial statements of UniComp, Inc. as of February 28, 1999 and 1998 and for each of the two years ended February 28, 1999, included in this Form 10-K, into the following previously filed Registration Statements of UniComp, Inc.



         -        Form S-3 (File Numbers 33-64312, 333-11605-27857 and 33-61049)

         -        Form S-8 (File Numbers 33-98564 and 333-21313)


                                           ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 9, 1999